Exhibit 99.1

New Relic Announces Proposed Private Offering of

$435 Million of Convertible Senior Notes

SAN FRANCISCO, CA, May 14, 2018 – New Relic, Inc. (NYSE: NEWR), provider of real-time insights for software-driven businesses, today announced that it intends to offer, subject to market conditions and other factors, $435.0 million aggregate principal amount of convertible senior notes due 2023 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. New Relic also intends to grant the initial purchasers of the notes a 13-day option to purchase up to an additional $65.25 million principal amount of notes.

The notes will be general senior, unsecured obligations of New Relic and will accrue interest payable semi-annually in arrears. The notes will be convertible into cash, shares of New Relic’s common stock or a combination of cash and shares of New Relic’s common stock, at New Relic’s election. The interest rate, initial conversion rate and other terms of the notes will be determined at the time of pricing of the offering.

New Relic intends to use a portion of the net proceeds from the offering to pay the cost of the capped call transactions described below. New Relic intends to use the remainder of the net proceeds for working capital or other general corporate purposes. New Relic may also use a portion of the net proceeds from this offering for the acquisition of complementary businesses, products, services or technologies, although it has no commitments or agreements to enter into any such acquisitions or investments at this time. If the initial purchasers exercise their option to purchase additional notes, New Relic expects to use a portion of the net proceeds from the sale of the additional notes to enter into additional capped call transactions as described below and for working capital and general corporate purposes.

In connection with the pricing of the notes, New Relic expects to enter into capped call transactions with one or more of the initial purchasers or their respective affiliates and/or other financial institutions (the option counterparties). The capped call transactions are expected generally to reduce potential dilution to New Relic’s common stock upon any conversion of notes and/or offset any cash payments New Relic is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

New Relic expects that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates will enter into various derivative transactions with respect to New Relic’s common stock and/or purchase shares of New Relic’s common stock, in each case, concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of New Relic’s common stock or the notes at that time.

In addition, New Relic expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to New Relic’s common stock and/or purchasing or selling New Relic’s common stock or other securities of New Relic in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of New Relic’s common stock or the notes, which could affect a noteholder’s ability to convert its notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of New Relic common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About New Relic

New Relic provides the real-time insights that software-driven businesses need to innovate faster. New Relic’s cloud platform makes every aspect of modern software and infrastructure observable, so companies can find and fix problems faster, build high-performing DevOps teams, and speed up transformation projects.

New Relic is a registered trademark of New Relic, Inc.

Media Contact

Andrew Schmitt

New Relic, Inc.

415-869-7109

aschmitt@newrelic.com

Investor Contact

Jonathan Parker

New Relic, Inc.

503-336-9280

IR@newrelic.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements concerning the proposed terms of the notes and the capped call transactions, the completion, timing and size of the proposed offering, the anticipated use of the net proceeds from the offering, the entry into the capped call transactions and the actions of the option counterparties and their respective affiliates. Forward-looking statements include all statements that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “will,” or similar expressions and the negatives of those words. Forward-looking statements involve substantial risks and uncertainties that may cause actual results to differ materially from those that New Relic expects. These risks and uncertainties include market risks, trends and conditions. These and other risks are more fully described in New Relic’s filings with the Securities and Exchange Commission, including in the section titled “Risk Factors” in its Annual Report on Form 10-K for the year ended March 31, 2018. In light of these risks, you should not place undue reliance on such forward-looking statements. Forward-looking statements represent New Relic’s beliefs and assumptions only as of the date of this press release. New Relic disclaims any obligation to update forward-looking statements.